EXHIBIT 99.2

                        FOR:                PLAY-BY-PLAY TOYS & NOVELTIES, INC.

                        CONTACT:            JOE M. GUERRA
                                            CHIEF FINANCIAL OFFICER
                                            PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                                            (210) 804-4726
                        INVESTOR RELATIONS: CHERYL SCHNEIDER
                                            MORGEN-WALKE ASSOCIATES, INC.
                                            (212) 850-5600
                        MEDIA CONTACT:      GREGORY TIBEREND
                                            MORGEN-WALKE ASSOCIATES, INC.
FOR IMMEDIATE RELEASE                       (212) 850-5600


         RICHARD R. NEITZ NAMED PRESIDENT AND CHIEF OPERATING OFFICER OF
                       PLAY-BY-PLAY TOYS & NOVELTIES, INC.

SAN ANTONIO, TX, NOVEMBER 29, 2000-- PLAY-BY-PLAY TOYS & NOVELTIES, INC. (NASDAQ: PBYP) today announced that Richard R. Neitz, 51, has been promoted to President and Chief Operating Officer, reporting to Arturo G. Torres, Chairman and Chief Executive Officer. Mr. Neitz fills a position previously held by Raymond Braun.

Mr. Neitz joined the Company in October 1999 as President of the Retail Products Division. Prior to joining Play-By-Play, Neitz served as the President and Chief Operating Officer of DSI Toys, Inc. since 1992. Neitz is a member of the Board of Directors of the Toy Manufacturers of America, serves as a trustee of the Toy Industry Foundation, and has over 20 years of experience in the toy industry working in both the U.S. and the Orient.

Arturo G. Torres, Chairman of the Board and Chief Executive Officer, commented, "I have tremendous confidence in Rick's abilities. Rick's toy industry expertise and leadership capabilities make him uniquely qualified to assume the positions of President and Chief Operating Officer. Over the past year, Rick has gained considerable knowledge and insight about Play-By-Play's business operations, and has earned the respect and admiration of the Company's Board of Directors and Senior Management. This is a critical change for the Company; one which I believe will help restore confidence in Play-By-Play."

Mr. Torres added, "We thank Raymond for his tenure with the Company and we wish him well in his future endeavors."

Mr. Neitz added, "My primary focus will be on improving operations and enhancing shareholder value. We will be taking a hard look at our overall business model and returning to profitability. We'll be working hard at improving our relationships with our customers, streamlining and improving our product lines, and re-energizing our employees worldwide. Play-By-Play has very important and promising core businesses, particularly in the Amusement, Crane and Retail markets. We also have strong distribution capabilities in North and South America and Europe. Our goal will be to further leverage these strengths and at the same time continue to reduce operating costs by changing the way we do business."

                                     -more-

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Play-By-Play Toys & Novelties, Inc. designs, develops, markets and distributes a broad line of quality stuffed toys, novelties and consumer electronics based on its licenses for popular children's entertainment characters, professional sports team logos and corporate trademarks. The Company also designs, develops and distributes electronic toys and non-licensed stuffed toys, and markets and distributes a broad line of non-licensed novelty items. Play-By-Play has license agreements with major corporations engaged in the children's entertainment character business, including Warner Bros., Paws, Incorporated, Nintendo, and many others, for properties such as Looney Tunes(TM), Batman(TM), Superman(TM), Scooby-Doo(TM), Garfield(TM) and Pokemon(TM).

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, WITHOUT LIMITATION, RISKS ASSOCIATED WITH THE COMPANY'S LIQUIDITY AND CAPITAL RESOURCES, RELATIONSHIPS WITH LICENSORS, COMPETITIVE AND ECONOMIC FACTORS, PRICE CHANGES BY COMPETITORS, ABILITY TO MANAGE GROWTH, ABILITY TO SOURCE PRODUCTS, INTERNATIONAL TRADE RELATIONS, MANAGEMENT OF QUARTER TO QUARTER RESULTS, INCREASE IN COSTS OF RAW MATERIALS, TIMING OF TECHNOLOGICAL ADVANCES BY THE COMPANY AND ITS COMPETITORS, LACK OF ACCEPTANCE BY CONSUMERS OF NEW PRODUCTS, AND THE OTHER FACTORS DISCUSSED IN THE "RISK FACTORS" SECTION OF THE COMPANY'S FORM 10-K DATED JULY 31, 2000. UPDATED INFORMATION WILL BE PERIODICALLY PROVIDED BY THE COMPANY AS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934.

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